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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT 0F 1934

      DATE OF REPORT (DATE OF EVENT): FEBRUARY 13, 2008 (FEBRUARY 7, 2008)

                        COMMISSION FILE NUMBER 333-135107

                               LOTUS BANCORP, INC
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                              20-2377468
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)

                    45650 GRAND RIVER AVENUE, NOVI, MI 48374
          (Address of principal executive offices, including zip code)

                                 (248) 735-1000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          On February 7, 2008, the board of directors of Lotus Bancorp, Inc. (the "Company") terminated the employment of Richard S. Gurne as Executive Vice President and Chief Lending Officer of the Company.

     Mr. Gurne is being replaced as the Company's Executive Vice President and Chief Lending Officer by Christer D. Lucander. The Company has entered into an employment agreement with Mr. Lucander, the material terms of which are as follows. The agreement commenced on February 11, 2008 and continues in effect until February 28, 2010 (with certain exceptions). Thereafter, the agreement will automatically renew annually for an additional year unless either party elects to terminate the agreement by sending prior notice to the other party.

     Under the terms of the agreement, Mr. Lucander receives a base salary of $115,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank's board of directors and may be increased as a result of that review. Mr. Lucander is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Lucander also receives other customary benefits such as health, dental and life insurance.

     Mr. Lucander's employment agreement also provides that we will grant him options to acquire the one-quarter of 1% of the number of shares sold in the initial public offering at an exercise price of $10.00 per share, exercisable within ten years from the date of grant of the options.

     In the event that Mr. Lucander is terminated, or elects to terminate his employment, in connection with a "change of control," Mr. Lucander would be entitled to receive a cash lump-sum payment equal to 125% of his then current salary or $143,750, whichever is greater. If Mr. Lucander's employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to half of one year's then current salary or $57,500, whichever is greater.

     The agreement also provides non-competition and non-solicitation provisions that would apply for a period of six months following the termination of Mr. Lucander's employment. If the Company chooses to enforce the noncompetition provisions, Mr. Lucander will be entitled to a payment equal to half of one year's then current salary or $57,500, whichever is greater.

     A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LOTUS BANCORP, INC.


Date: February 13, 2008                 By: /s/ Satish B. Jasti
                                            ------------------------------------
                                            Satish B. Jasti, President & CEO


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                                  EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------
10.1          Employment Agreement with Christer Lucander.


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